   As filed with the Securities and Exchange Commission on October 27, 1995
                                                     REGISTRATION NO. 33 - 57399

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                            ______________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM  S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                              __________________

                           TELE-COMMUNICATIONS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          Delaware                                         84-1260157
  (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                        Identification No.)
                               5619 DTC Parkway
                        Englewood, Colorado 80111-3000
                                (303) 267-5500

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ______________

                            Stephen M. Brett, Esq.
                           Tele-Communications, Inc.
                               Terrace Tower II
                               5619 DTC Parkway
                        Englewood, Colorado 80111-3000
                                (303) 267-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ______________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after the effective date of the registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     Pursuant to Rules 429 and 416 under the Securities Act of 1933, the Prospectus included herein relates to 5,038,100 shares of Tele-Communications, Inc. Series A TCI Group Common Stock into which the 5,038,100 shares of the Registrant's Class A Common Stock registered pursuant to Registration No. 33-54263 were redesignated and the 1,259,525 shares of Tele-Communications, Inc. Series A Liberty Media Group Common Stock distributed in respect of such shares of Series A TCI Group Common Stock.
================================================================================

                               EXPLANATORY NOTE

          The Form S-3 Registration Statement (No. 33-57399) (the "Registration Statement") related to the offering of up to 500 shares of Class A Common Stock, par value $1.00 per share ("Class A Common Stock"), of Tele-Communications, Inc. (the "Company") and, pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the prospectus therein also included an additional 5,041,516 shares of Class A Common Stock registered under Registration Statement No. 33-54263. Prior to the date of the redesignation of the Class A Common Stock referred to below, 3,416 shares of Class A Common Stock had been sold pursuant to the prospectus which is part of the Registration Statement. As a result, there remained prior to the events described below, 5,038,600 shares of Class A Common Stock (the "Remaining Shares") covered by the prospectus which is part of the Registration Statement.

          On August 3, 1995, the Company's Restated Certificate of Incorporation was amended to, among other things, redesignate the Class A Common Stock and the Company's Class B Common Stock, par value $1.00 per share, as Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share (the "Series A TCI Group Common Stock"), and Tele-Communications, Inc. Series B TCI Group Common Stock, par value $1.00 per share (the "Series B TCI Group Common Stock" and, together with the Series A TCI Group Common Stock, the "TCI Group Common Stock"), respectively, and to authorize two additional series of the Company's common stock, designated as the Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share (the "Series A Liberty Media Group Common Stock"), and the Tele-Communications, Inc. Series B Liberty Media Group Common Stock, par value $1.00 per share (the "Series B Liberty Media Group Common Stock" and, together with the Series A Liberty Media Group Common Stock, the "Liberty Media Group Common Stock"). Thereafter, the Company distributed to holders of record of shares of Series A TCI Group Common Stock and Series B TCI Group Common Stock one-fourth of a share of the corresponding series of Liberty Media Group Common Stock in respect of each share of TCI Group Common Stock held of record as of August 4, 1995, the record date for the distribution. The shares of Series A TCI Group Common Stock and Series B TCI Group Common Stock and the shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock are traded on the Nasdaq National Market under the symbols "TCOMA", "TCOMB", "LBTYA" and "LBTYB", respectively.

          The purpose of this Amendment No. 1 to the Registration Statement ("Amendment No. 1") is (i) to reflect the redesignation of the Remaining Shares into an equal number of shares of Series A TCI Group Common Stock and (ii) in accordance with Rule 416(b) promulgated under the Securities Act of 1933, as amended, to include in such registration the shares of Series A Liberty Media Group Common Stock distributed in respect of the Remaining Shares. As a result, the Registration Statement, as amended by this Amendment No. 1, will be deemed to cover both the Remaining Shares (after giving effect of the redesignation of the Class A Common Stock into Series A TCI Group Common Stock) and the 1,259,650 shares of Series A Liberty Media Group Common Stock distributed in respect of such Remaining Shares in the distribution.

                 Subject to Completion, dated October 27, 1995

PROSPECTUS
                           Tele-Communications, Inc.

  Tele-Communications, Inc. Series A TCI Group Common Stock ($1.00 par value) Tele-Communications, Inc. Series A Liberty Media Group Common Stock ($1.00 par
                                    value)

     This Prospectus relates to (i) 5,038,600 shares (the "TCI Group Shares") of the Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share (the "Series A TCI Group Common Stock"), of Tele-Communications, Inc., a Delaware corporation (the "Company"), and (ii) 1,259,650 shares (the "Liberty Group Shares" and collectively with the TCI Group Shares, the "Shares") of Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share (the "Series A Liberty Media Group Common Stock"), of the Company, issuable upon conversion from time to time of up to approximately $30 million aggregate principal amount of certain convertible notes (the "Notes") of TCI-UA, Inc. ("TCI-UA"), an indirect, wholly-owned subsidiary of the Company, and the offering and sale of the Shares by the holders thereof (each a "Selling Stockholder") from time to time thereafter. See "Shares Being Offered" and "Selling Stockholders."

     On August 3, 1995, the Company's Restated Certificate of Incorporation was amended to, among other things, (i) redesignate the Company's Class A Common Stock, par value $1.00 per share ("Class A Common Stock"), as Series A TCI Group Common Stock and the Company's Class B Common Stock, par value $1.00 per share, as Tele-Communications, Inc. Series B TCI Group Common Stock, par value $1.00 per share (the "Series B TCI Group Common Stock" and, together with the Series A TCI Group Common Stock, the "TCI Group Common Stock"), and (ii) authorize two additional series of the Company's common stock, designated as Series A Liberty Media Group Common Stock and the Tele-Communications, Inc. Series B Liberty Media Group Common Stock, par value $1.00 per share (the "Series B Liberty Media Group Common Stock" and, together with the Series A Liberty Media Group Common Stock, the "Liberty Media Group Common Stock"). Thereafter, the Company distributed to holders of TCI Group Common Stock one-fourth of a share of the corresponding series of Liberty Media Group Common Stock in respect of each share of TCI Group Common Stock held of record as of August 4, 1995, the record date for the distribution.

     Both series of TCI Group Common Stock are identical in all respects, except
(i) each share of Series B TCI Group Common Stock has ten votes and each share of Series A TCI Group Common Stock has one vote and (ii) each share of Series B TCI Group Common Stock is convertible, at the option of holder, into one share of Series A TCI Group Common Stock. Similarly, both series of Liberty Media Group Common Stock are identical in all respects, except (i) each share of Series B Liberty Media Group Common Stock has ten votes and each share of Series A Liberty Media Group Common Stock has one vote and (ii) each share of Series B Liberty Media Group Common Stock is convertible, at the option of the holder, into one share of Series A Liberty Media Group Common Stock. The shares of Series A TCI Group Common Stock and Series A Liberty Media Group Common Stock are not convertible into shares of Series B TCI Group Common Stock and Series B Liberty Media Group Common Stock, respectively.

     Shares of the Series A TCI Group Common Stock, the Series B TCI Group Common Stock, the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock are traded on the Nasdaq National Market under the symbols "TCOMA", "TCOMB", "LBTYA" and "LBTYB", respectively.

                                                                     (continued)

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is _____________, 1995.

     Each of the TCI Group Shares and the Liberty Group Shares may be offered for sale and sold by the Selling Stockholders from time to time in varying amounts, including in block transactions, on the Nasdaq National Market at then prevailing prices or in private transactions at prices and on terms to be determined at the time of sale. The Shares may be sold by the Selling Stockholders directly, through an underwritten offering, through agents designated from time to time or to or through broker-dealers designated from time to time. To the extent required, the number and series of Shares to be sold, the name of the Selling Stockholders, the purchase price, the public offering price, if applicable, the name of any such agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to a particular offering will be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). The aggregate proceeds to the Selling Stockholders from the sale of the Shares so offered will be the purchase price of the Shares sold less (i) the aggregate commissions, discounts and other compensation, if any, paid by the Selling Stockholders to underwriters, agents or broker-dealers and (ii) certain other expenses of the offering and sale of the Shares that will be the responsibility of the Selling Stockholders. See "Selling Stockholders". The Selling Stockholders may also sell all or a portion of the Shares pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), to the extent that such sales may be made in compliance with such Rule. See "Plan of Distribution". The Company will not receive any proceeds from the sale of the Shares. The Company knows of no selling arrangement between any underwriter, agent or broker-dealer and the Selling Stockholders.

     The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a registration statement on Form S-3 (together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act, with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Shares and the Company, reference is made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and at Suite 1300, 7 World Trade Center, New York, New York 10048; and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company hereby incorporates in this Prospectus by reference the following documents filed with the Commission: (i) Items 3 and 4 of the Company's registration statement on Form 8-B, as amended by Form 8-B/A (Amendments No. 1, 2, 3 and 4) and Item 1 of the Company's registration statement on Form 8-A, as amended by Form 8-A/A (Amendments No. 1 and 2), (ii) the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Amendment No. 1), (iii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995,
(iv) the Company's Current Reports on Form 8-K, dated January 23, 1995, February 3, 1995 (as amended by Form 8-K/A), February 13, 1995, February 15, 1995, April 6, 1995, April 20, 1995 (as amended by Form 8-K/A), May 4, 1995 (as amended by Form 8-K/A), July 26, 1995, and August 10, 1995, and (v) (a) the financial statements and notes thereto of TeleCable Corporation as of December 31, 1993 and 1992 and for each of the two years in the period ended December 31, 1993, included in the Company's Current Report on Form 8-K, dated August 26, 1994, (b) the financial statements and notes thereto of Liberty Media Corporation and subsidiaries as of December 31, 1993 and 1992 and the years ended December 31, 1993 and 1992 and the period from April 1, 1991 to December 31, 1991 and the consolidated statements of operations, stockholders' equity, and cash flows of Liberty Media (a combination of certain programming interests and cable television assets of TCI Communications, Inc. (formerly Tele-Communications, Inc.)) for the period from January 1, 1991 to March 31, 1991 included in the Company's Proxy Statement/Prospectus, dated June 29, 1995 (Registration No. 33-59657), (c) the financial statements and notes thereto of Liberty Media Group (a combination of certain assets of Tele-Communications, Inc. and its affiliate, Liberty Media Corporation) as of December 31, 1994 and 1993 and for each of the years in the three year period ended December 31, 1994, included in the Company's Proxy Statement/Prospectus, dated June 29, 1995 (Registration No. 33-59657), and (d) the financial statements and notes thereto of TCI Group (a combination of certain assets of Tele-Communications, Inc. and its affiliate, Liberty Media Corporation) as of December 31, 1994 and 1993 and for each of the years in the three year period ended December 31, 1994, included in the Company's Proxy Statement/Prospectus, dated June 29, 1995 (Registration Statement No. 33-59657).

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Shares described in this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than certain exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Such requests should be addressed to Stephen M. Brett, Esq., Executive Vice President and General Counsel, Tele-Communications, Inc., Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.


                                  THE COMPANY

     The Company, through its subsidiaries and affiliates, is principally engaged in the construction, acquisition, ownership and operation of cable television systems and the provision of satellite-delivered video entertainment, information and home shopping programming services to various video distribution media, principally cable television systems. The Company believes that, measured by the number of basic subscribers, it is the largest provider of cable television services in the United States. The Company also has investments (i) in cable and telecommunications operations and television programming in certain international markets and (ii) in companies and joint ventures involved in developing and providing programming for new television and telecommunications technologies. The Company is a Delaware corporation and its executive offices are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500. Unless the context indicates otherwise, as used herein, the "Company" means Tele-Communications, Inc., its consolidated subsidiaries and their respective predecessors.


                             SHARES BEING OFFERED

     On July 9, 1986, the Company entered into a Stock Purchase Agreement (the "Naify Agreement") with Marshall Naify, Robert A. Naify, a corporation owned by them, certain members of their respective families and certain trusts established for the benefit of such persons and certain other members of their respective families (the "Naify Family"), pursuant to which the Company acquired from the Naify Family in December of 1986 all of the shares of common stock of United Artists Communications, Inc. ("UACI") owned by them, which represented approximately 55% of the UACI shares then outstanding. The consideration paid for each share of UACI common stock acquired by the Company pursuant to the Naify Agreement was $18.498, of which $6.64 was paid in cash and the balance of $11.858 per share was represented by Notes.

     The Notes are general unsecured obligations of TCI-UA, the principal amount of which is payable on December 12, 2021 and bears interest at the rate of 1.85% per annum until December 12, 2003 and no interest thereafter. The Notes, when issued, were convertible at any time at the option of the holder into shares of Class A Common Stock. As a result of the redesignation of the Class A Common Stock into Series A TCI Group Common Stock and the subsequent distribution to the holders of Series A TCI Group Common Stock of shares of Series A Liberty Media Group Common Stock, the Notes are presently convertible at any time at the option of the holder into one share of Series A TCI Group Common Stock and one-forth of a share of Series A Liberty Media Group Common Stock for each $5.95 principal amount of Notes, subject to adjustment under stated circumstances. The TCI Group Shares and Liberty Group Shares issuable upon the conversion of the Notes are hereinafter referred to collectively as the "Conversion Shares."

     As of the date of this Prospectus, Notes in the aggregate principal amount of $230,310,150 are outstanding, which Notes are convertible at the current conversion rate into an aggregate of approximately 38,707,574 TCI Group Shares and 9,676,893 Liberty Group Shares (excluding fractional shares issuable upon conversion of any particular Note). The names of the members of the Naify Family who currently hold the Notes, the aggregate principal amount of the Notes held by each such holder and the number of whole shares of Series A TCI Group Common Stock and Series A Liberty Media Group Common Stock into which the Notes of such holder are convertible at the current conversion rate are set forth under "Selling Stockholders" below. In accordance with the terms of the Naify Agreement, neither the Notes nor the Conversion Shares may be transferred unless they are registered under the Securities Act or an exemption from registration is available. The Notes have not been registered under the Securities Act and neither the Company nor TCI-UA has any obligation to register the Notes. The Naify Agreement provides the holders of the Notes with certain demand and incidental or "piggyback" registration rights with respect to the Conversion Shares. Specifically, the demand registration rights permit holders of the Notes from time to time to require the Company to register Conversion Shares under the Securities Act for sale in an underwritten public offering, except that the Company is not obligated to effect such registration more than once in any six month period or if, in order to comply with such request, the Company could be required to undergo a special interim audit (unless the parties requesting registration agree to pay all fees and expenses of such special interim audit). The incidental registration rights permit the holders of the Notes to have their Conversion Shares included in certain types of registration statements proposed to be filed by the Company. The Company's agreement to register the Shares covered by this Prospectus as described below is contained in a letter agreement which has been filed as an Exhibit to the Registration Statement and is separate from the Company's obligation to register Conversion Shares under the Naify Agreement. The full text of the Naify Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus forms a part. See "Available Information."

     The Company has agreed, for the benefit of the holders of the Notes, to register the Conversion Shares to be issued from time to time upon conversion of up to approximately $30 million aggregate principal amount of the Notes and the resale of such shares from time to time by the holders thereof. The Shares offered hereby represent the number of Conversion Shares issuable upon conversion of such aggregate principal amount of Notes, as such number and type of shares may be increased or decreased as a result of adjustments to the conversion rate pursuant to the anti-dilution provisions of the Notes. At the current conversion rate, 5,038,600 TCI Group Shares and 1,259,650 Liberty Group Shares are issuable upon conversion of approximately $30 million aggregate principal amount of the Notes. The Conversion Shares will be included in the Shares covered by this Prospectus on the basis of the order in which the Notes, up to an aggregate principal amount of approximately $30 million, are converted.

                             SELLING STOCKHOLDERS

     A member of the Naify Family, or any person to whom a member of the Naify Family has transferred Notes in a transaction permitted by the Naify Agreement, for whose account Shares are being offered hereby is referred to herein as a "Selling Stockholder". It is anticipated that, from time to time after the date hereof, record ownership of certain of the Notes that are currently held in trust for the benefit of members of the Naify Family will be transferred to the beneficiaries of the applicable trust and/or that record ownership of certain of the Notes may be transferred to living trusts of which the current record owner or (in the case of Notes currently held in trust) beneficial owner would be a trustee with sole control and complete discretion to revoke or amend such trust during such person's lifetime. The table set forth below and the footnotes thereto provide the following information: the names of the members of the Naify Family who currently hold Notes, the aggregate principal amount of the Notes held by each such holder, the number of whole shares of TCI Group Shares and Liberty Group Shares into which the Notes of such holder are convertible at the current conversion rate and the number of shares of TCI Group Shares and Liberty Group Shares beneficially owned as of the date of this Prospectus by each such holder. The Conversion Shares to be included in the Shares covered by this Prospectus will be on the basis of the order in which the Notes, up to an aggregate principal amount of approximately $30 million, are converted; therefore no estimate can be given as to the number of shares of TCI Group Shares and Liberty Group Shares that will be held by each Selling Stockholder upon the termination of this offering. However, the name of the Selling Stockholder in connection with any particular sale of Shares, the number of Shares to be sold and the number and (if one percent or more) the percentage of the outstanding shares of TCI Group Shares or Liberty Group Shares to be owned by such Selling Stockholder after completion of any offering hereunder will be specified in a Prospectus Supplement.

                                                NO. OF WHOLE                                 NO. OF WHOLE
                                              SHARES OF SERIES                              SHARES OF SERIES       NO. OF WHOLE
                                                A TCI GROUP          NO. OF WHOLE           A LIBERTY MEDIA     SHARES OF SERIES A
                              AGGREGATE         COMMON STOCK      SHARES OF SERIES A         GROUP COMMON          LIBERTY MEDIA
                              PRINCIPAL         INTO WHICH            TCI GROUP               STOCK INTO            GROUP COMMON
                              AMOUNT OF          NOTES ARE           COMMON STOCK           WHICH NOTES ARE     STOCK BENEFICIALLY
    NOTEHOLDER                NOTES HELD        CONVERTIBLE         BENEFICIALLY              CONVERTIBLE             OWNED (1)
    ----------                ----------        -----------             OWNED (1)             -----------       ------------------
                                                                  ------------------
Marshall Naify              $ 73,924,889.75         12,424,351     12,944,918    (2)        3,106,087            3,236,229     (2)

Robert A. Naify              133,559,215.23         22,446,926     23,297,254    (3)        5,611,731            5,824,313     (3)

Valerie Naify                    960,498.00            161,428        161,428                  40,357               40,357

Leslie C. Naify                1,383,117.12            232,456        263,083    (4)           58,114               65,770     (4)

Christie M. Naify              1,383,117.12            232,456        263,083    (5)           58,114               65,770     (5)

Robert J. Naify                1,383,117.12            232,456        263,083    (6)           58,114               65,770     (6)

Marshall Naify,                2,032,556.06            341,606        341,606                  85,401               85,401
Robert A. Naify and
Georgette N.
Rosekrans, Trustees of
the Michael N. Naify
testamentary trust for
the benefit of Marshall
Naify

John M. Sherwood, as             182,233.74             30,627         30,627                   7,656                7,656
Trustee of the Leslie
C. Naify 1981 Trust

John M. Sherwood, as             182,233.74             30,627         30,627                   7,656                7,656
Trustee of the Christie
M. Naify 1981 Trust

John M. Sherwood, as             182,233.74             30,627         30,627                   7,656                7,656
Trustee of the Robert
J. Naify 1981 Trust

Christina C. Dierker             139,734.67             23,484         23,484                   5,871                5,871
as Trustee of the
Christina C. Dierker
Trust Dated October
10, 1995

John M. Sherwood, as             139,734.67             23,484         23,484                   5,871                5,871
Trustee of the Acela
Cortese 1983 Trust

John M. Sherwood, as             139,734.67             23,484         23,484                   5,871                5,871
Trustee of the
Christina E. Naify
1985 Trust

John M. Sherwood, as             114,619.43             19,263         19,263                   4,815                4,815
Trustee of the Drew
Michael Andrade 1986
Trust

John M. Sherwood, as             132,856.16             22,328         23,902                   5,582                5,975
Trustee of the Marsha
J. Naify Living Trust

John M. Sherwood, as             650,506.16            109,328        112,264                  27,332               28,066
Trustee of the Michael
S. Naify 1981 Trust

John M. Sherwood, as             472,006.16             79,328         82,264                  19,832               20,566
Trustee of the
Christina E. Naify
1981 Trust

Michael S. Naify                 973,335.44            163,585        505,845    (7)           40,896              126,461     (7)

Christina E. Naify               875,120.40            147,079        226,407    (8)           36,769               56,601     (8)

Marshall Naify, as             1,368,481.30            229,996        229,996                  57,499               57,499
Trustee under the
Michael S. Naify 1963
Trust

Richard Naify                  3,833,900.00            644,352        743,005    (9)          161,088              185,751     (9)

Josephine Naify                5,995,736.82          1,007,686      1,141,076    (9)          251,921              285,269     (9)

James Naify                      301,172.93             50,617         60,317                  12,654               15,079

__________________

(1) The number of shares specified in this table as being beneficially owned by each Selling Stockholder assumes the conversion of all Notes beneficially owned by such Selling Stockholder, except as set forth in the footnotes.

(2) This number includes the number of shares issuable upon conversion of Notes owned by record by Marshall Naify, Robert A. Naify and Georgette N. Rosekrans, as Trustees of the Michael N. Naify testamentary trust for the benefit of Marshall Naify (341,606 TCI Group Shares and 85,401 Liberty Group Shares). This number does not include, although Marshall Naify may be deemed to beneficially own, the number of shares issuable upon conversion of Notes owned by record by Marshall Naify as sole trustee under the Michael S. Naify 1963 Trust (229,996 TCI Group Shares and 57,499 Liberty Group Shares).

(3) This number does not include, although Robert A. Naify may be deemed to beneficially own, the number of shares issuable upon conversion of Notes owned of record by Robert A. Naify as co-trustee under the Michael N. Naify testamentary trust for the benefit of Marshall Naify.

(4) This number includes the number of shares issuable upon conversion of Notes owned of record by the Leslie C. Naify 1981 Trust (30,627 TCI Group Shares and 7,656 Liberty Group Shares) of which Leslie C. Naify is the sole beneficiary.

(5) This number includes the number of shares issuable upon conversion of Notes owned of record by the Christie M. Naify 1981 Trust (30,627 TCI Group Shares and 7,656 Liberty Group Shares) of which Christie M. Naify is the sole beneficiary.

(6) This number includes the number of shares issuable upon conversion of Notes owned of record by the Robert J. Naify 1981 Trust (30,627 TCI Group Shares and 7,656 Liberty Group Shares) of which Robert J. Naify is the sole beneficiary.

(7) This number includes the number of shares issuable upon conversion of Notes owned of record by two trusts separately identified above of which Michael
     S. Naify is sole beneficiary (the Michael S. Naify 1981 Trust and the Michael S. Naify 1963 Trust)

(8) This number includes the number of shares issuable upon conversion of Notes owned of record by the Christina E. Naify 1981 Trust (79,328 TCI Group Shares and 19,832 Liberty Group Shares) of which Christina E. Naify is sole beneficiary.

(9) This number includes 66,070 TCI Shares and 16,517 Liberty Shares owned jointly by Josephine Naify and Richard Naify.


     Neither the Company nor any of its affiliates has had any material relationship with any member of the Naify Family within the past three years, except that Robert A. Naify has been a director of the Company since June 12, 1987. Any other material relationship between the Company or any of its affiliates, on the one hand, and a Selling Stockholder, on the other, within three years prior to the date of a sale by such Selling Stockholder hereunder will be described in the Prospectus Supplement relating to such sale. The Company has agreed to bear all costs and expenses of registering the Shares under the Securities Act and certain state securities laws, including registration fees, its legal and accounting fees and expenses and photocopying costs. The Selling Stockholders will bear all other expenses of the offering and sale of the Shares, including any underwriting discounts, selling commissions or other compensation to agents, broker-dealers or underwriters, transfer fees or taxes, if any, and fees and expenses of counsel and other advisers, if any, to the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including civil liabilities under the Securities Act.


                             PLAN OF DISTRIBUTION

     The Shares may be offered for sale and sold by the Selling Stockholders in one or more transactions, including block transactions, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. The Shares may be sold by the Selling Stockholders directly, through an underwritten offering, through agents designated from time to time or to or through broker-dealers designated from time to time.

     If any Shares are sold in an underwritten offering, such Shares may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the applicable Prospectus Supplement, the obligations of any underwriters to purchase Shares will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the Shares specified in such Prospectus Supplement if any are purchased.

     Shares may be sold through a broker-dealer acting as agent or broker for the Selling Stockholders, or to a broker-dealer acting as principal. In the latter case, the broker-dealer may then resell such Shares to the public at varying prices to be determined by such broker-dealer at the time of resale.

     The Company has been advised by the Selling Stockholders that they have not, as of the date of this Prospectus, entered into any arrangement with an underwriter, agent or broker-dealer for the sale of the Shares.

     The Selling Stockholders may also sell all or a portion of the Shares pursuant to Rule 144 promulgated under the Securities Act, to the extent that such sales may be made in compliance with such Rule.

     The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     To the extent required, the number of Shares to be sold, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to a particular offering will be set forth in an accompanying Prospectus Supplement.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Shares will be passed upon for the Company by Stephen M. Brett, Esq., Executive Vice President and General Counsel of the Company.


                                    EXPERTS

     The consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, and all related schedules which appear in Tele-Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994, as amended, have been incorporated by reference herein in reliance upon the reports, dated March 27, 1995, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP covering the December 31, 1994 consolidated financial statements refer to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.

     The consolidated balance sheets of Liberty Media Corporation and subsidiaries (Successor) as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1993 and 1992 and the period from April 1, 1991 to December 31, 1991 (Successor Periods) and the consolidated statements of operations, stockholders' equity, and cash flows of Liberty Media (a combination of certain programming interests and cable television assets of TCI Communications, Inc. (formerly Tele-Communications, Inc.)) (Predecessor) for the period from January 1, 1991 to March 31, 1991 (Predecessor Periods), have been incorporated by reference herein in reliance upon the report, dated March 18, 1994, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1993 consolidated financial statements refers to a change in the method of accounting for income taxes in 1993.

     The combined balance sheets of Liberty Media Group (a combination of certain assets of Tele-Communications, Inc. and its affiliate, Liberty Media Corporation) as of December 31, 1994 and 1993, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which appear in the Company's Proxy Statement/Prospectus, dated June 29, 1995 (Registration No. 33-59657), have been incorporated by reference herein in reliance upon the report, dated March 27, 1995, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1994 combined financial statements refers to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.

     The combined balance sheets of TCI Group (a combination of certain assets of Tele-Communications, Inc. and its affiliate, Liberty Media Corporation) as of December 31, 1994 and 1993, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which appear in the Company's Proxy Statement/Prospectus, dated June 29, 1995 (Registration No. 33-59657), have been incorporated by reference herein in reliance upon the report, dated March 27, 1995, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1994 combined financial statements refers to the adoption of Statement of Financing Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.

     The consolidated balance sheets of TeleWest Communications plc and subsidiaries as of 31 December 1994 and 1993, and the related consolidated statements of operations and cash flows for each of the years in the three year period ended 31 December 1994, which appear in the 31 December 1994 Annual Report on Form 10-K of Tele-Communications, Inc., as amended, have been incorporated by reference herein in reliance upon the report of KPMG, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The combined balance sheets of Cablevision (a combination of certain cable television assets of Cablevision S.A., Televisora Belgrano S.A., Construred S.A. and Univent's S.A.) as of December 31, 1994 and 1993, and the related combined statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 1994, which appear in the Current Report on Form 8-K of Tele-Communications, Inc., dated April 20, 1995, as amended, have been incorporated by reference herein in reliance upon the report of KPMG Finsterbusch Pickenhayn Sibille, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated balance sheets of QVC, Inc. and subsidiaries as of January 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended January 31, 1994, which appear in the Current Report on Form 8-K of Tele-Communications, Inc. dated February 3, 1995, as amended, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the January 31, 1994 consolidated financial statements refers to a change in the method of accounting for income taxes.

     The financial statements of TeleCable Corporation as of December 31, 1993 and 1992 and for each of the two years in the period ended December 31, 1993, incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K dated August 26, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

=====================================      =====================================


     NO PERSON HAS BEEN AUTHORIZED TO
GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATION OTHER THAN THOSE
CONTAINED IN THIS PROSPECTUS OR ANY
PROSPECTUS SUPPLEMENT IN CONNECTION
WITH THE OFFERING DESCRIBED HEREIN
AND, IF GIVEN OR MADE, SUCH
INFORMATION OR REPRESENTATION MUST
NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED BY THE COMPANY. NEITHER
THE DELIVERY OF THIS PROSPECTUS OR
ANY PROSPECTUS SUPPLEMENT NOR ANY
SALE MADE HEREUNDER SHALL, UNDER ANY
CIRCUMSTANCES, CREATE AN IMPLICATION             TELE-COMMUNICATIONS, INC.
THAT THE INFORMATION CONTAINED OR
INCORPORATED BY REFERENCE HEREIN IS
CORRECT AS OF ANY TIME SUBSEQUENT TO
ITS DATE OR THAT THERE HAS BEEN NO           Tele-Communications, Inc. Series A
CHANGE IN THE AFFAIRS OF THE COMPANY                     TCI Group
SINCE SUCH DATE. THIS PROSPECTUS AND           Common Stock ($1.00 par value)
ANY PROSPECTUS SUPPLEMENT DO NOT
CONSTITUTE AN OFFER TO SELL OR A             Tele-Communications, Inc. Series A
SOLICITATION OF AN OFFER TO BUY ANY                 Liberty Media Group
SECURITIES OTHER THAN THOSE                    Common Stock ($1.00 par value)
SPECIFICALLY OFFERED HEREBY OR OF ANY
SECURITIES OFFERED HEREBY IN ANY
JURISDICTION IN WHICH SUCH OFFER OR
SOLICITATION IS NOT AUTHORIZED, OR IN
WHICH THE PERSON MAKING SUCH OFFER OR
SOLICITATION IS NOT QUALIFIED TO DO
SO, OR TO ANYONE TO WHOM IT IS
UNLAWFUL TO MAKE SUCH OFFER OR
SOLICITATION.

                                                ----------------------------
          _______________
                                                          PROSPECTUS

          TABLE OF CONTENTS
                                                ----------------------------

                                 PAGE
                                 ----
AVAILABLE INFORMATION..........     3
INCORPORATION OF DOCUMENTS BY
   REFERENCE...................     3
THE COMPANY....................     4
SHARES BEING OFFERED...........     4
SELLING STOCKHOLDERS...........     5
PLAN OF DISTRIBUTION...........     7
LEGAL MATTERS..................     8
EXPERTS........................     8

                                                         _______, 1995




=====================================      =====================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     All of the expenses in connection with the distribution of the Shares are set forth below and will be borne by the Registrant.

      +Registration Fee................................................ $    100
      *Blue Sky Fees and Expenses (including counsel fees).............   15,000
      *Legal Fees and Expenses.........................................   25,000
      *Accounting Fees and Expenses....................................    7,000
      *Miscellaneous...................................................    3,000
                                                                          ------

           *Total...................................................... $ 50,100

      ________________
      +Previously paid.
      *Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the facts and circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     Article V, Section E of the Company's Restated Certificate of Incorporation provides as follows:

                    1.   Limitation on Liability.
                         -----------------------

                    To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

                    2.   Indemnification.
                         ---------------

                    (a) RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                    (b) PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

                    (c) CLAIMS. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

                    (d) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

                    (e) OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.


     Article II, Section 2.9 of the Company's Bylaws also contains an indemnity provision, requiring the Company to indemnify members of the Board of Directors and officers of the Company and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of the Corporation, to the fullest extent provided by the laws of the State of Delaware and the Company's Certificate of Incorporation, as then or thereafter in effect.

     The Company has also entered into indemnification agreements with each of its directors (each director, an "indemnitee"). The indemnification agreements provide (i) for the prompt indemnification to the fullest extent permitted by law against any and all expenses, including attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal), or in preparing for ("Expenses"), any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation ("Claim"), related to the fact that such indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the Company's request as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by a director or officer in any such capacity, and against any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any Claim, unless the Reviewing Party (one or more members of the Board of Directors or other person appointed by the Board of Directors, who is not a party to the particular claim, or independent legal counsel) determines that such indemnification is not permitted under applicable law and (ii) for the prompt advancement of Expenses, and for reimbursement to the Company if the Reviewing Party determines that such indemnitee is not entitled to such indemnification under applicable law. In addition, the indemnification agreements provide (i) a mechanism through which an indemnitee may seek court relief in the event the Reviewing Party determines that the indemnitee would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification or expense advancement under the indemnification agreement) and (ii) indemnification against all expenses (including attorneys' fees), and advancement thereof if requested, incurred by the indemnitee in seeking to collect an indemnity claim or advancement of expenses from the Company or incurred in seeking to recover under a directors' and officers' liability insurance policy, regardless of whether successful or not. Furthermore, the indemnification agreements provide that after there has been a "change in control" in the Company (as defined in the indemnification agreements), other than a change in control approved by a majority of directors who were directors prior to such change, then, with respect to all determinations regarding a right to indemnity and the right to advancement of Expenses, the Company will seek legal advice only from independent legal counsel selected by the indemnitee and approved by the Company.

     The indemnification agreements impose upon the Company the burden of proving that an indemnitee is not entitled to indemnification in any particular case and negate certain presumptions that may otherwise be drawn against an indemnitee seeking indemnification in connection with the termination of actions in certain circumstances. Indemnitees' rights under the indemnification agreements are not exclusive of any other rights they may have under Delaware law, the Company's Bylaws or otherwise. Although not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements require that indemnitees be provided with the maximum coverage available for any Company director or officer if there is such a policy.

     The Company may purchase liability insurance policies covering its directors and officers.

     In addition, the Selling Stockholders, severally and not jointly, have agreed to indemnify the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended, against certain liabilities, including civil liabilities under the Securities Act in connection with certain actions arising out of the sale of the Shares registered hereby.

ITEM 16. EXHIBITS

Exhibits     Description
--------     -----------
4.1          Restated Certificate of Incorporation of the Company, dated August
             4, 1994, as amended on August 4, 1994, August 16, 1994, October 11,
             1994, October 21, 1994, January 26, 1995, August 3, 1995 and August
             3, 1995 (Incorporated herein by reference to Exhibit 99.1 of
             Company's Current Report on Form 8-K, dated August 10, 1995,
             Commission File No. 0-20421).

4.2 Bylaws of the Company as adopted June 16, 1994 (Incorporated herein by reference to Exhibit 4.2 of the Company's registration statement on Form 8-A, as amended by Form 8-A/A (Amendment No. 1) Commission
             File No. 0-20421).

4.3 Specimen Stock Certificate for the Series A TCI Group Common Stock, par value $1.00 per Share, of the Company (Incorporated herein by reference to Exhibit 4.3 of Company's registration statement on Form 8-A, as amended by Form 8-A/A (Amendment No. 1) Commission
             File No. 0-20421).

4.4          Specimen Stock Certificate for the Series A Liberty Media Group
             Common Stock, par value $1.00 per Share, of the Company
             (Incorporated herein by reference to Exhibit 4.5 of Company's registration statement on Form 8-A, as amended by Form 8-A/A
             (Amendment No. 1) Commission File No. 0-20421).

5            Opinion of Stephen M. Brett, Esq.

23.1         Consent of KPMG Peat Marwick LLP.

23.2         Consent of KPMG Peat Marwick LLP.

23.3         Consent of KPMG Peat Marwick LLP.

23.4         Consent of KPMG Finsterbusch Pickenhayn Sibille.

23.5         Consent of Price Waterhouse LLP.

23.6         Consent of Stephen M. Brett, Esq. (included in Exhibit 5).

*24          Powers of Attorney.

*99.1 Letter agreement, dated January 10, 1995, between the Company and the Selling Stockholders.

*99.2        Stock Purchase Agreement, dated as of July 9, 1986, among Tele-
             Communications, Inc. and certain shareholders of United Artists
             Communications, Inc.

____________________
*Previously Filed

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the
--------  -------
registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-effective Amendment No. 1 to the Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on October 27, 1995.


                                 TELE-COMMUNICATIONS, INC.



                                 By:    /s/ Stephen M. Brett
                                    --------------------------------------------
                                 Name:  Stephen M. Brett
                                 Title:  Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-effective Amendment No. 1 to the Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                        Title                                Date
---------                        -----                                ----
        *                        Chairman of the Board          October 27, 1995
--------------------------
(Bob Magness)                    and Director


        *                        President and Director         October 27, 1995
--------------------------
(John C. Malone)                 (Principal Executive
                                 Officer)


        *                        Executive Vice President and   October 27, 1995
--------------------------
(Donne F. Fisher)                Director (Principal Financial
                                 and Accounting Officer)



        *                        Director                       October 27, 1995
--------------------------
(John W. Gallivan)



        *                        Director                       October 27, 1995
--------------------------
(Kim Magness)

        *                        Director                       October 27, 1995
--------------------------
(Robert A. Naify)


        *                        Director                       October 27, 1995
--------------------------
(Jerome H. Kern)


        *                        Director                       October 27, 1995
--------------------------
(Tony Coelho)



*By: /s/ Stephen M. Brett                                       October 27, 1995
    --------------------------
    Stephen M. Brett
    Attorney-in-Fact

                                 EXHIBIT INDEX

4.1       Restated Certificate of Incorporation of the Company, dated August 4,
          1994, as amended on August 4, 1994, August 16, 1994, October 11, 1994,
          October 21, 1994, January 26, 1995, August 3, 1995 and August 3, 1995
          (Incorporated herein by reference to Exhibit 99.1 of Company's Current
          Report on Form 8-K, dated August 10, 1995, Commission File No. 0-
          20421).

4.2 Bylaws of the Company as adopted June 16, 1994 (Incorporated herein by reference to Exhibit 4.2 of the Company's registration statement on Form 8-A, as amended by Form 8-A/A (Amendment No. 1) Commission File
          No. 0-20421).

4.3 Specimen Stock Certificate for the Series A TCI Group Common Stock, par value $1.00 per Share, of the Company (Incorporated herein by reference to Exhibit 4.3 of Company's registration statement on Form 8-A, as amended by Form 8-A/A (Amendment No. 1) Commission File
          No. 0-20421).

4.4       Specimen Stock Certificate for the Series A Liberty Media Group Common
          Stock, par value $1.00 per Share, of the Company (Incorporated herein by reference to Exhibit 4.5 of Company's registration statement on Form 8-A, as amended by Form 8-A/A (Amendment No. 1) Commission File
          No. 0-20421).

5         Opinion of Stephen M. Brett, Esq.

23.1      Consent of KPMG Peat Marwick LLP.

23.2      Consent of KPMG Peat Marwick LLP.

23.3      Consent of KPMG Peat Marwick LLP.

23.4      Consent of KPMG Finsterbusch Pickenhayn Sibille.

23.5      Consent of Price Waterhouse LLP.

23.6      Consent of Stephen M. Brett, Esq. (included in Exhibit 5).

*24       Powers of Attorney.

*99.1 Letter agreement, dated January 10, 1995, between the Company and the Selling Stockholders.

*99.2     Stock Purchase Agreement, dated as of July 9, 1986, among Tele-
          Communications, Inc. and certain shareholders of United Artists
          Communications, Inc.

____________________
*Previously Filed